SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 26, 2004

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)

(828) 496-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

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Bank of Granite Corporation

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Item 7 — Exhibits

     99 Additional Exhibits

          (a) News Release dated April 26, 2004

Item 9 – Regulation FD Disclosure

(a) On April 26, 2004, the Registrant issued a news release to announce the results of its Annual Meeting of Shareholders and to announce that John A. Forlines, Jr., Chairman and Chief Executive Officer, will step down as Chief Executive Officer of the Company at the end of 2004 and will retire from the Company at the end of 2005. Mr. Forlines will be succeeded by Charles M. Snipes, who is Chief Executive Officer of the Company’s banking subsidiary, Bank of Granite.

The news release referred to herein is included in this Form 8-K as Exhibit 99(a).

As of March 31, 2004, the Company had 13,567,013 shares outstanding.

Disclosures About Forward Looking Statements

     The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation

April 26, 2004	By:	/s/ Kirby A. Tyndall

Kirby A. Tyndall
Senior Vice President and Chief Financial Officer

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